UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No .    )

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in its Charter)

Madryn Asset Management, LP

Madryn Health Partners, LP

Madryn Health Partners (Cayman Master), LP

Madryn Health Advisors, LP

Madryn Health Advisors GP, LLC

Madryn Select Opportunities, LP

Madryn Select Advisors, LP

Madryn Select Advisors GP, LLC

Avinash Amin

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 26, 2023, Madryn Asset Management, LP (collectively with its affiliates, “Madryn”) issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference. The press release discloses correspondence, which occurred on December 24, 2023, between Avinash Amin, Managing Partner of Madryn Asset Management, LP, and the Lead Independent Director and Chief Executive Officer of Laboratory Corporation of America Holdings (“Labcorp”), pursuant to which Madryn sought and obtained approval from Labcorp’s Chief Executive Officer to introduce him to the management team of SomaLogic, Inc. (“SomaLogic”) and the Transaction Committee of SomaLogic’s Board of Directors (the “Transaction Committee”). A copy of this correspondence is attached hereto as Exhibit 2 and incorporated herein by reference. Mr. Amin’s correspondence with SomaLogic’s management team and the Transaction Committee are attached hereto as Exhibit 3 and Exhibit 4, respectively, and incorporated herein by reference. Also on December 26, 2023, Madryn made updates to its website, www.NoSomaLogicMerger.com, a screenshot of which is attached hereto as Exhibit 5 and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Madryn Asset Management, LP, Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, Madryn Health Advisors, LP, Madryn Health Advisors GP, LLC, Madryn Select Opportunities, LP, Madryn Select Advisors, LP, Madryn Select Advisors GP, LLC and Avinash Amin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of SomaLogic in connection with the special meeting of stockholders (the “Special Meeting”). On December 18, 2023, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the stockholders of SomaLogic for the Special Meeting. MADRYN STRONGLY ADVISES ALL STOCKHOLDERS OF SOMALOGIC TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN SOMALOGIC, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all SomaLogic stockholders and is, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Madryn Asset Management, LP.

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Exhibit 1

Madryn Asset Management Releases Evidence That SomaLogic Ran a Flawed and Incomplete Review of Alternatives

Correspondence Show SomaLogic Failed to Engage with Labcorp – One of the Industry’s Leading Strategics, with a $19 Billion Market Cap – Prior to Pursuing Standard BioTools Deal

Madryn Will Continue to Identify Other Strategic Acquirers with Whom the Transaction Committee of SomaLogic Failed to Engage

Calls for a Delay of the January 4th Shareholder Meeting Due to Sale Process that Cannot be Trusted to Maximize Value

NEW YORK—December 26, 2023—Madryn Asset Management, LP (collectively with its affiliates, “Madryn” or “we”), a holder of approximately 4.2% of the outstanding common stock of SomaLogic, Inc. (“SomaLogic” or the “Company”) (Nasdaq: SLGC), today disclosed that the Transaction Committee of the Company’s Board of Directors (the “Transaction Committee”) did not pursue a substantive dialogue with Laboratory Corporation of America Holdings (“Labcorp”) (NYSE: LH) – one of the industry’s most logical strategics, with a $19 billion market capitalization – before recommending shareholders vote for the proposed merger (the “Proposed Merger”) with Standard BioTools Inc. (“Standard BioTools”) (Nasdaq: LAB). Subsequent to the revelation of this seemingly indefensible oversight on December 24, 2023, Madryn sought and obtained approval from Labcorp’s Chief Executive Officer to introduce him to SomaLogic’s management team and Transaction Committee (see correspondence and other materials at www.NoSomaLogicMerger.com).

Madryn believes this new information proves that the review of strategic alternatives overseen by SomaLogic’s Transaction Committee and its advisors, including investment bank Perella Weinberg Partners, was a flawed and incomplete process that aimed to prioritize the interests of conflicted insiders, such as hedge fund manager Eli Casdin (who is at the same time a director and shareholder of SomaLogic and a director, shareholder and preferred shareholder of Standard BioTools) and members of the Transaction Committee with strong economic and other ties to Mr. Casdin. Moreover, Madryn contends that this new information about the incomplete sales process obliges all shareholders and proxy advisory firms to reassess the credibility of SomaLogic’s claims and disclosures pertaining to the Proposed Merger.

SomaLogic’s directors, who will be responsible for any transaction consummated for an improper purpose, should immediately engage with Madryn about our proposed path forward. We demand, at the very least, a delay in seeking shareholder approval for the Proposed Merger in order for SomaLogic to explore a thorough engagement on alternatives with Labcorp and other strategic counterparties overlooked and/or ignored by the Transaction Committee. In the meantime, Madryn is conducting its own investigation to identify who else the Transaction Committee failed to substantively engage with during its review of alternatives.

Please visit www.NoSomaLogicMerger.com to review correspondence and information referenced in this press release.

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Madryn Urges SomaLogic Shareholders to Vote “AGAINST” the Proposed Merger

Voting “AGAINST” the Proposed Merger Will Protect the Value of Your Investment and Will Position SomaLogic to Pursue Vastly Superior Alternatives

Visit www.NoSomaLogicMerger.com for Additional Information

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About Madryn Asset Management

Madryn Asset Management is a leading alternative asset management firm that invests in innovative healthcare companies specializing in unique and transformative products, technologies and services. The firm draws on its extensive and diverse experience spanning the investment management and healthcare industries and employs an independent research process based on original insights to target attractive economic opportunities that deliver strong risk-adjusted and absolute returns for its limited partners while creating long-term value in support of its portfolio companies.

IMPORTANT ADDITIONAL INFORMATION

Madryn Asset Management, LP, Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, Madryn Health Advisors, LP, Madryn Health Advisors GP, LLC, Madryn Select Opportunities, LP, Madryn Select Advisors, LP, Madryn Select Advisors GP, LLC and Avinash Amin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of SomaLogic in connection with the special meeting of stockholders (the “Special Meeting”). On December 18, 2023, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the stockholders of SomaLogic for the Special Meeting. MADRYN STRONGLY ADVISES ALL STOCKHOLDERS OF SOMALOGIC TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN SOMALOGIC, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all SomaLogic stockholders and is, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Madryn Asset Management, LP.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release are for general information only, and are not intended to provide investment advice. All statements contained in this release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this presentation in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Madryn disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.

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Contacts

Saratoga Proxy Consulting

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

Longacre Square Partners

Greg Marose / Joe Germani, 646-386-0091

Madryn@LongacreSquare.com

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Exhibit 2

From: Avinash Amin <                                 >

Sent: Sunday, December 24, 2023 11:28 AM

To: Garheng Kong <                                 >

Cc: Adam H. Schechter (                                     ) <                                     >

Subject: Re: SomaLogic and LabCorp

Garheng and Adam,

Thanks so much. I’ll start a new thread introducing everyone, including SomaLogic’s CEO, Adam Taich.

Avi

Avinash Amin, M.D.

Managing Partner

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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D:

M:

From: Garheng Kong <                                  >

Sent: Sunday, December 24, 2023 11:10:06 AM

To: Avinash Amin <                                  >

Cc: Adam H. Schechter (                                 ) <                                  >

Subject: RE: SomaLogic and LabCorp

[External Mail]

Hi Avi,

Thanks for reaching out and hope all is well. LabCorp would be open to speaking with the SomaLogic’s management team to better understand the current state of the company. If the CEO of Somalogic would like to reach out to Adam Schechter (CEO of LabCorp, cc’ed on this email), LabCorp can engage directly with their management team.

Best,

Garheng

Garheng Kong MD PhD | Founder/Managing Partner | HealthQuest Capital

From: Avinash Amin <                                 >

Sent: Sunday, December 24, 2023 9:14 AM

To: Garheng Kong <                                 >

Subject: SomaLogic and LabCorp

Garheng,

I hope you are doing well and I’m sorry to intrude on your holiday weekend. I wanted to bring something to your attention. Madryn is a large shareholder in a proteomics company called SomaLogic. We have been holders since 2017. SomaLogic is a leader in multi-plex proteomics, has over $80m in revenues, and over $400m of cash on its balance sheet. It has a partnership with Illumina to sell kits which integrate with Illumina’s sequencers. SomaLogic announced a merger with Standard Biotools (symbol LAB) which we consider to be the product of a highly conflicted process. We have publicly opposed the merger which we think is value destructive for SLGC shareholders. We think the M&A process which preceded it was short and not all relevant parties were contacted or had enough time to respond. We have listed all our materials opposing the merger on the following site: www.nosomalogicmerger.com.

We understood through discussions with management that at one point LabCorp had expressed an interest in a partnership with SLGC. We don’t have any details but believe that LabCorp should have been contacted during the M&A process and we are not sure if it was contacted. I realized only recently that you are a director of LabCorp. I recognize you may not be able to discuss this but wanted to bring to your attention that SLGC shareholders believe that partnerships and other strategic relationships with large companies such as LabCorp should be fulsomely considered.

Please let me know if you have time for a conversation on this. SLGC is one of the most interesting platform technologies I have come across in my entire career. You and LabCorp are uniquely positioned to recognize SLGC’s extraordinarily large TAM. Recently, SLGC’s only true competitor, Olink, was acquired for $3b. So you can imagine our consternation at a merger which values SLGC at less than its cash balance.

Best regards,

Avi

Avinash Amin, M.D.

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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Exhibit 3

From: Avinash Amin <                                         >

Sent: Sunday, December 24, 2023 5:51 PM

To: Adam Taich <                                         >

Cc: Adam Schechter <                                     >; Garheng Kong <                                     >; Troy Cox

<                                     >; Tom Carey <                                     >; Tycho Peterson

<                                         >; Jason Ryan <                                 >; Ruben Gutierrez

<                                         >; Ethan Skerry <                                 > <                                 >

Subject: Re: Introduction of Adam Taich to Adam Schecter, CEO of LabCorp

Adam,

I can confirm to you that I am not authorized to speak for LabCorp. However, Adam S. and Garheng requested an introduction, which I have provided.

Best regards,

Avi

Avinash Amin, M.D.

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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From: Adam Taich <                                 >

Sent: Sunday, December 24, 2023 5:43 PM

To: Avinash Amin <                                 >

Cc: Adam Schechter <                                 >; Garheng Kong <                                 >; Troy Cox

<                            >; Tom Carey <                                 >; Tycho Peterson

<                                 >; Jason Ryan <                                 >; Ruben Gutierrez

<                                 >; Ethan Skerry <                                 > <                                 >

Subject: Re: Introduction of Adam Taich to Adam Schecter, CEO of LabCorp

[External Mail]

Dear Avi,

I have copied the members of our board you emailed today in the interest of providing visibility. Our merger agreement with Standard, which is publicly available, contains customary terms that provide the rules governing discussions of alternative proposals. These rules prohibit SomaLogic from soliciting acquisition proposals, or discussing proposals that do not meet the requirements of the merger agreement, and requires us to notify Standard if we receive any inquiries that could reasonably be expected to lead to an acquisition proposal. Your email implies that you are speaking on behalf of LabCorp. In order to ensure we are able to comply with our obligations under the merger agreement, I request that Adam Schecter and / or Garheng Kong confirm that Avi and Madryn Capital Management are authorized to speak on their and LabCorp’s behalf and, further, clarify their intent in authorizing your email.

Best regards,

Adam

From: Avinash Amin <                            >

Sent: Sunday, December 24, 2023 11:53 AM

To: Adam Taich <                                 >

Cc: Adam Schechter <                                 >; Garheng Kong <                                 >

Subject: Introduction of Adam Taich to Adam Schecter, CEO of LabCorp

Adam,

I would like to introduce you to Adam Schecter, CEO of LabCorp, and Garheng Kong MD, PhD, lead independent director of LabCorp, who are interested in exploring strategic opportunities with SomaLogic.

As you know we are against the current proposed merger with Standard Biotools and believe any opportunities with other strategics, including LabCorp, should be thoroughly explored, vetted, and disclosed to shareholders in advance of any vote on the Standard Biotools merger, which we view to be value destructive and rife with conflicts, as we have repeatedly stated in public.

Kind regards,

Avi

Avinash Amin, M.D.

Managing Partner

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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Exhibit 4

From: Avinash Amin <                                 >

Sent: Sunday, December 24, 2023 3:44 PM

To: Troy Cox <                            >; tycho.peterson                 <                                 >; Tom

Carey <                            >; Jason Ryan <                                         >

Cc: Adam Taich <                            >

Subject: Fw: Introduction of Adam Taich to Adam Schecter, CEO of LabCorp

Troy, Tycho, Tom, and Jason,

I would like to share this correspondence to you. Earlier today, I introduced Adam Schecter, the CEO of LabCorp, and Garheng Kong, MD, PhD, lead independent director of LabCorp, to Adam Taich. LabCorp is interested in exploring strategic opportunities with SomaLogic. We believe any and all such strategic opportunities should be thoroughly explored, vetted, and disclosed to shareholders in advance of any vote on the Standard transaction. As you know through our public statements, we are strongly opposed to the transaction on the basis that it is value destructive and rife with conflicts and poor process. I would also like to respectfully remind you of your fiduciary responsibilities to SomaLogic shareholders.

Thanks very much,

Avi

Avinash Amin, M.D.

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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C:

From: Avinash Amin

Sent: Sunday, December 24, 2023 12:53 PM

To: Adam Taich <                                         >

Cc: Adam Schechter <                                     >; Garheng Kong <                                 >

Subject: Introduction of Adam Taich to Adam Schecter, CEO of LabCorp

Adam,

I would like to introduce you to Adam Schecter, CEO of LabCorp, and Garheng Kong MD, PhD, lead independent director of LabCorp, who are interested in exploring strategic opportunities with SomaLogic.

As you know we are against the current proposed merger with Standard Biotools and believe any opportunities with other strategics, including LabCorp, should be thoroughly explored, vetted, and disclosed to shareholders in advance of any vote on the Standard Biotools merger, which we view to be value destructive and rife with conflicts, as we have repeatedly stated in public.

Kind regards,

Avi

Avinash Amin, M.D.

Managing Partner

Madryn Asset Management, LP

330 Madison, 33rd Floor

New York, NY 10017

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Exhibit 5

NO SOMALOGIC MERGER
About Madryn | Reasons To Vote AGAINST | Important Materials | How To Vote | Contact Us

Important Materials

Dec 26, 2023
BUSINESSWIRE

LabCorp Correspondence – December 24, 2023

Dec 24, 2023

Dec 24, 2023
BUSINESSWIRE

NO SOMALOGIC MERGER A b o u t R easo n s T o Important H o w T o C o n tact M ad ry n V o te A G A IN S T Materials V o te U s Important Materials Madryn Asset Management Releases Evidence That SomaLogic Ran a Flawed and Incomplete Review of Alternatives Dec 26, 2023 BUSINESSWIRE LabCorp Correspondence – December 24, 2023 Dec 24, 2023 Madryn Asset Management Sends Letter to ISS Respectfully Requesting it Withdraw “Cautionary Support” for SomaLogic’s Value-Destructive Proposed Merger with Standard BioTools Dec 24, 2023 BUSINESSWIRE